Exhibit 99.2
Supplemental non-GAAP information
GAAP to non-GAAP Earnings Per Share Reconciliation

	13 weeks ended				13 weeks ended
	September 24, 2022				September 25, 2021
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$302.8	$—		$302.8	$376.9	$—		$376.9
Cost of products sold	106.2	(1.4)	a)	104.8	129.0	(0.2)	a)	128.8
Gross profit	196.6	1.4		198.0	247.9	0.2		248.1
Gross margin percentage	64.9%			65.4%	65.9%			65.8%

Selling, general and administrative expense	175.6	(3.8)	a), b)	171.8	190.7	(4.3)	a), b)	186.4
Selling, general and administrative expense as percentage of net sales	58.0%			56.7%	50.6%			49.5%
Re-engineering charges	4.5	(4.5)	c)	—	1.8	(1.8)	c)	—
Loss (gain) on disposal of assets	0.7	(0.7)	c)	—	(1.7)	1.7	c)	—
Impairment expense	—	—		—	—	—		—
Operating income	15.8	10.4		26.2	57.1	4.6		61.7
Operating income as percentage of net sales	5.2%			8.7%	15.1%			16.4%

Loss (gain) on debt extinguishment	—	—		—	—	—	c)	—
Interest expense	8.3	—		8.3	8.2	—		8.2
Interest income	(1.3)	—		(1.3)	(0.3)	—		(0.3)
Other expense, net	1.6	(1.2)		0.4	1.2	—		1.2
Income from continuing operations before income taxes	7.2	11.6		18.8	48.0	4.6		52.6

Provision (benefit) for income taxes	11.0	1.0	d)	12.0	(12.4)	1.7		(10.7)
(Loss) income from continuing operations	$(3.8)	$10.6		$6.8	$60.4	$2.9		$63.3
Net income as percentage of net sales	(1.3)%			2.2%	16.0%			16.8%

Basic (loss) earnings from continuing operations - per share	$(0.09)	$0.24		$0.15	$1.22	$0.06		$1.28
Diluted (loss) earnings from continuing operations - per share	$(0.09)	$0.23		$0.14	$1.14	$0.05		$1.19

Basic weighted-average shares	44.5				49.4
Diluted weighted-average shares	44.5				52.8
a)This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b)This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing, and litigation fees.
c)The adjustment amount equals the GAAP amounts for continuing operations
d)The adjustment represents the net tax impact of adjusted amounts.

Exhibit 99.2

	39 weeks ended				39 weeks ended
	September 24, 2022				September 25, 2021
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$991.3	$—		$991.3	$1,207.4	$—		$1,207.4
Cost of products sold	352.0	(3.9)	a)	348.1	380.0	(2.6)	a)	377.4
Gross profit	639.3	3.9		643.2	827.4	2.6		830.0
Gross margin percentage	64.5%			64.9%	68.5%			68.7%

Selling, general and administrative expense	565.9	(7.3)	a), b)	558.6	620.5	(7.0)	a), b)	613.5
Selling, general and administrative expense as percentage of net sales	57.1%			56.4%	51.4%			50.8%
Re-engineering charges	13.0	(13.0)	c)	—	9.7	(9.7)	c)	—
Loss (gain) on disposal of assets	2.3	(2.3)	c)	—	(8.9)	8.9	c)	—
Impairment expense	—	—		—	—	—		—
Operating income	58.1	26.5		84.6	206.1	10.4		216.5
Operating income as percentage of net sales	5.9%			8.5%	17.1%			17.9%

Loss on debt extinguishment	—	—		—	8.1	(8.1)	c)	—
Interest expense	18.9	—		18.9	29.7	—		29.7
Interest income	(3.2)	—		(3.2)	(0.9)	—		(0.9)
Other Expense, net	6.6	(6.0)		0.6	0.8	—		0.8
Income from continuing operations before income taxes	35.8	32.5		68.3	168.4	18.5		186.9

Provision for income taxes	32.6	3.0	d)	35.6	32.2	1.9		34.1
Income from continuing operations	$3.2	$29.5		$32.7	$136.2	$16.6		$152.8
Net income from continuing operations as percentage of net sales	0.3%			3.3%	11.3%			12.7%

Basic earnings (loss) from continuing operations - per share	$0.07	$0.64		$0.71	$2.75	$0.34		$3.09
Diluted earnings (loss) from continuing operations - per share	$0.07	$0.60		$0.67	$2.56	$0.31		$2.87

Basic weighted-average shares	46.0				49.5
Diluted weighted-average shares	49.0				53.1

a)This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b)This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing and litigation fees.
c)The adjustment amount equals the GAAP amounts.
d)The adjustment represents the net tax impact of adjusted amounts.